Exhibit 77B



Report of Independent
Registered Public
Accounting Firm


To the Board of Trustees
and Shareholders of
Legg Mason Cash Reserve
Trust:

In planning and
performing our audit of
the financial statements
of Cash Reserve Trust
(the "Trust") as of and
for the year ended August
31, 2005, in accordance
with the standards of the
Public Company Accounting
Oversight Board (United
States), we considered
the Trust's internal
control over financial
reporting, including
controls for safeguarding
securities, in order to
determine our auditing
procedures for the
purpose of expressing our
opinion on the financial
statements and to comply
with the requirements of
Form N-SAR, not to
provide assurance on the
Trust's internal control
over financial reporting
as of August 31, 2005.

The management of the
Trust is responsible for
establishing and
maintaining internal
control over financial
reporting.  In fulfilling
this responsibility,
estimates and judgments
by management are
required to assess the
expected benefits and
related costs of
controls.  A fund's
internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles.
Such internal control
over financial reporting
includes policies and
procedures that provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized acquisition,
use or disposition of a
fund's assets that could
have a material effect on
the financial statements.

Because of its inherent
limitations, internal
control over financial
reporting may not prevent
or detect misstatements.
Also, projections of any
evaluation of
effectiveness to future
periods are subject to
the risk that controls
may become inadequate
because of changes in
conditions, or that the
degree of compliance with
the policies or
procedures may
deteriorate.

A control deficiency
exists when the design or
operation of a control
does not allow management
or employees, in the
normal course of
performing their assigned
functions, to prevent or
detect misstatements on a
timely basis. A
significant deficiency is
a control deficiency, or
combination of control
deficiencies, that
adversely affects the
fund's ability to
initiate, authorize,
record, process or report
external financial data
reliably in accordance
with generally accepted
accounting principles
such that there is more
than a remote likelihood
that a misstatement of
the fund's annual or
interim financial
statements that is more
than inconsequential will
not be prevented or
detected. A material
weakness is a control
deficiency, or
combination of control
deficiencies, that
results in more than a
remote likelihood that a
material misstatement of
the annual or interim
financial statements will
not be prevented or
detected.

Our consideration of the
Trust's internal control
over financial reporting
would not necessarily
disclose all deficiencies
in internal control over
financial reporting that
might be material
weaknesses under
standards established by
the Public Company
Accounting Oversight
Board (United States).
However, during our audit
of the financial
statements of the Trust
as of and for the year
ended August 31, 2005, we
noted no deficiencies in
the Trust's internal
control over financial
reporting, including
controls for safeguarding
securities, that we
consider to be a material
weakness as defined above
as of August 31, 2005.

This report is intended
solely for the
information and use of
management and the Board
of Trustees of Legg Mason
Cash Reserve Trust and
the Securities and
Exchange Commission and
is not intended to be and
should not be used by
anyone other than these
specified parties.



Baltimore, Maryland
October 14, 2005





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